UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 23, 2009

Insight Enterprises, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-25092	86-0766246
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1305 West Auto Drive, Tempe, Arizona		85284
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-902-1001

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2009, Insight Enterprises, Inc. (the "Company") simplified its organizational design by merging many of its corporate headquarters management functions with the management of the North American businesses. This decision is intended to reduce the Company's cost structure and to allow the Company to adapt more quickly to changing market conditions. As part of this change, on February 23, 2009, Mark T. McGrath resigned his position as President of Insight Direct USA, Inc. ("Insight Direct USA"), effective March 1, 2009. In connection with his resignation, Insight Direct USA and Mr. McGrath have reached an agreement in principle, consistent with the terms of his employment agreement, regarding severance, with Mr. McGrath to receive two lump severance payments totaling $1,359,786, the continuation of welfare benefits for a period up to twenty-four months, and an additional lump sum payment equal to $62,500, which additional payment is conditioned upon Mr. McGrath executing and delivering a release of claims in favor of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insight Enterprises, Inc.

February 27, 2009	By:	Steven R. Andrews

Name: Steven R. Andrews
Title: General Counsel, Secretary